Filed Pursuant to Rule 424(b)(2)
File No. 333-221324

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series S, Principal at Risk Securities Linked to Lowest Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 7, 2028	$1,650,000	$1,639,925	$204.17

(1)	The total registration fee of $204.17 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 1 dated February 2, 2018 (To Market Measure Supplement dated January 24, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated November 3, 2017)

Wells Fargo & Company Medium-Term Notes, Series S Equity Index and ETF Linked Securities
$1,650,000 Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 7, 2028

■	Linked to the lowest performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure”)
■	Face amount of $1,000 per security
■

The securities are redeemable debt securities of Wells Fargo & Company that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon and whether you receive the face amount of your securities at stated maturity (if Wells Fargo & Company does not exercise its redemption right) will depend in each case on the closing value of the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest closing value on that calculation day as a percentage of its starting value

■

Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or early redemption if, and only if, the closing value of the lowest performing Market Measure on the calculation day for that quarter is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Market Measure on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon for the relevant quarter. If the closing value of the lowest performing Market Measure is less than its coupon threshold value on every calculation day, you will not receive any contingent coupons throughout the entire 10-year term of the securities. The coupon threshold value for each Market Measure is equal to 75% of its starting value. The contingent coupon rate is 9.40% per annum

■

Optional Redemption. Wells Fargo & Company may, at its option, redeem the securities on any contingent coupon payment date beginning approximately one year after issuance. If Wells Fargo & Company elects to redeem the securities prior to maturity, you will receive the face amount plus a final contingent coupon payment, if any

■

Potential Loss of Principal. If Wells Fargo & Company does not redeem the securities prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities

■	The downside threshold value for each Market Measure is equal to 60% of its starting value
■

If the securities are not redeemed prior to stated maturity, you will have full downside exposure to the lowest performing Market Measure from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of either Market Measure and will not receive any dividends on either Market Measure or any securities included in either Market Measure

■

Your return on the face amount of the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue either Market Measure or any securities included in either Market Measure for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $900.85 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-12.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price(1)	Agent Discount(2)	Proceeds to Wells Fargo
Per Security	$1,000.00	$40.00	$960.00
Total	$1,639,925.00	$55,925.00	$1,584,000.00
(1)

The total aggregate face amount of the securities is $1,650,000.00. Investors purchasing the securities in a fee-based advisory account will purchase the securities at an original offering price of $975.00 per $1,000 face amount security. The selected dealers selling to such accounts will charge and receive a distribution fee equal to $15.00 per $1,000 face amount security and the agent will forego any other discount, or selling concession with respect to such sales.

(2)

The agent will receive an agent discount from which the agent will pay selected dealers a selling concession of up to $40.00 per security; provided that, the agent discount for securities purchased in a fee-based advisory account will consist only of the $15.00 per security distribution fee charged and received by the selected dealers. Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 7, 2028 are senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to redemption by Wells Fargo beginning approximately one year after issuance. Whether the securities pay a quarterly contingent coupon and, if the securities are not previously redeemed by Wells Fargo, whether you receive the face amount of your securities at stated maturity will depend in each case upon the closing value of the lowest performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure”) on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest closing value on that calculation day as a percentage of its starting value. The securities provide:

(i)

quarterly contingent coupon payments at a rate of 9.40% per annum until the earlier of stated maturity or early redemption if, and only if, the closing value of the lowest performing Market Measure on the applicable quarterly calculation day is greater than or equal to 75% of its starting value;

(ii)	early redemption solely at the option of Wells Fargo beginning approximately one year after issuance for the face amount plus a final contingent coupon payment, if any; and

(iii)	if Wells Fargo does not redeem the securities prior to stated maturity:

(a)

payment of the face amount at maturity if, and only if, the closing value of the lowest performing Market Measure on the final calculation day has not declined by more than 40% from its starting value; and

(b)

full exposure to the decline in the value of the lowest performing Market Measure on the final calculation day from its starting value if the lowest performing Market Measure has declined by more than 40% from its starting value.

If the closing value of the lowest performing Market Measure on any quarterly calculation day is less than 75% of its starting value, you will not receive any contingent coupon payment for that quarter. If the securities are not redeemed prior to stated maturity and the closing value of the lowest performing Market Measure on the final calculation day has declined by more than 40% from its starting value, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity. Accordingly, you will not receive any protection if the closing value of the lowest performing Market Measure on the final calculation day has declined by more than 40% from its starting value.

Any return on the face amount of the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Market Measure, but you will be fully exposed to the decline in the lowest performing Market Measure on the final calculation day if the securities are not redeemed prior to stated maturity and the closing value of the lowest performing Market Measure on the final calculation day has declined by more than 40% from its starting value.

All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the face amount of the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably.

The securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of both Market Measures. Unlike those alternative investments, the securities will be subject to the full risks of both Market Measures, with no offsetting benefit from the better performing Market Measure. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance of either Market Measure, you should not invest in the securities unless you understand and are willing to accept the full downside risks of both Market Measures.

PRS-2

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Investment Description (Continued)

The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone.

The iShares® MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets.

You should read this pricing supplement together with the market measure supplement dated January 24, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated November 3, 2017 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018329/d527660d424b2.htm

•	Prospectus Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated November 3, 2017: https://www.sec.gov/Archives/edgar/data/72971/000119312518018238/d528188d424b2.htm

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI Emerging Markets ETF.

PRS-3

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Investment Description (Continued)

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-4

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-5

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Investor Considerations

We have designed the securities for investors who:

◾

seek an investment with contingent quarterly coupon payments at a rate of 9.40% per annum until the earlier of stated maturity or early redemption, if, and only if, the closing value of the lowest performing Market Measure on the applicable quarterly calculation day is greater than or equal to 75% of its starting value;

◾

understand that if we do not exercise our redemption right and the closing value of the lowest performing Market Measure on the final calculation day has declined by more than 40% from its starting value, they will be fully exposed to the decline in the lowest performing Market Measure from its starting value and will lose more than 40%, and possibly all, of the face amount at stated maturity;

◾

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the face amount per security at maturity;

◾

understand that we may redeem the securities prior to stated maturity at our option beginning approximately one year after issuance and that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;

◾

understand that the return on the face amount of the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day and that they will not benefit in any way from the performance of the better performing Market Measure;

◾	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of both Market Measures;

◾	understand and are willing to accept the full downside risks of both Market Measures;

◾	are willing to forgo participation in any appreciation of either Market Measure and dividends on the Fund or the securities included in either Market Measure; and

◾	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◾	require full payment of the face amount of the securities at stated maturity;

◾	seek a security with a fixed term;

◾	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

◾	are unwilling to accept the risk that the closing value of the lowest performing Market Measure on the final calculation day may decline by more than 40% from its starting value;

◾	seek certainty of current income over the term of the securities;

◾	seek exposure to the upside performance of either or both Market Measures;

◾

seek exposure to a basket composed of both Market Measures or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

◾	are unwilling to accept the risk of exposure to the Eurozone equity market and foreign emerging markets;

◾	are unwilling to accept the credit risk of Wells Fargo; or

◾	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-6

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Terms of the Securities

Market Measures:

The EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure” and collectively as the “Market Measures”). The EURO STOXX 50® Index is sometimes referred to herein as the “Index” and the iShares MSCI Emerging Markets ETF is sometimes referred to herein as the “Fund.”

Pricing Date:	February 2, 2018.
Issue Date:	February 7, 2018. (T+3)
Original Offering Price:	$1,000 per security; provided that the original offering price is $975.00 per security for investors purchasing the securities in fee-based advisory accounts.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold value.

If the closing value of the lowest performing Market Measure on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Market Measure is less than its coupon threshold value on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 × contingent coupon rate × (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or both Market Measures, the related contingent coupon payment date will be three business days after the last calculation day as postponed.

Contingent Coupon Rate:	The “contingent coupon rate” is 9.40% per annum.
Optional Redemption:

Wells Fargo may, at its option, redeem the securities, in whole but not in part, on any optional redemption date. If Wells Fargo elects to redeem the securities prior to stated maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the face amount per security plus a final contingent coupon payment, if any.

If Wells Fargo elects to redeem the securities on an optional redemption date, Wells Fargo will give you notice on or before the calculation day immediately preceding that optional redemption date. Any redemption of the securities will be at Wells Fargo’s option and will not automatically occur based on the performance of either Market Measure.

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.

Calculation Days:

Quarterly, on the 2nd day of each February, May, August and November, commencing May 2018 and ending November 2027, and the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to February 2, 2028 as the “final calculation day.”

PRS-7

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Terms of the Securities (Continued)

Optional Redemption Dates:

Quarterly, beginning approximately one year after the issue date, on the contingent coupon payment dates following each calculation day scheduled to occur from February 2019 to November 2027, inclusive.

Stated Maturity Date:

February 7, 2028. If the final calculation day is postponed, the stated maturity date will be the later of (i) February 7, 2028 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Payment at Stated Maturity:

If Wells Fargo does not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

•  if the ending value of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

•  if the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

If Wells Fargo does not redeem the securities prior to stated maturity and the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the face amount of the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Market Measure, but you will have full downside exposure to the lowest performing Market Measure on the final calculation day if the ending value of that Market Measure is less than its downside threshold value.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Market Measure:

For any calculation day, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or both Market Measures pursuant to “—Postponement of a Calculation Day” below, if applicable).

Performance Factor:	With respect to a Market Measure on any calculation day, its closing value on such calculation day divided by its starting value (expressed as a percentage).
Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to the Fund on any trading day, its fund closing price on that trading day.
Closing Level:

The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”

PRS-8

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Terms of the Securities (Continued)

Fund Closing Price:

The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor on such trading day.

Closing Price:

The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

Starting Value:	With respect to the EURO STOXX 50 Index: 3523.28 With respect to the iShares MSCI Emerging Markets ETF: $49.05
Ending Value:	The “ending value” of a Market Measure will be its closing value on the final calculation day.
Coupon Threshold Value:

With respect to the EURO STOXX 50 Index: 2642.46, which is equal to 75% of its starting value.

With respect to the iShares MSCI Emerging Markets ETF: $36.7875, which is equal to 75% of its starting value.

Downside Threshold Value:

With respect to the EURO STOXX 50 Index: 2113.968, which is equal to 60% of its starting value.

With respect to the iShares MSCI Emerging Markets ETF: $29.43, which is equal to 60% of its starting value.

Postponement of a Calculation Day:

If any calculation day is not a trading day with respect to either Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. A calculation day for a Market Measure is also subject to postponement due to the occurrence of a market disruption event with respect to such Market Measure on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $40.00 per security; provided that the concession in connection with securities purchased in a fee-based advisory account will be the $15.00 per security distribution fee as described on the cover page of this pricing supplement.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001B2A1

PRS-9

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Determining Payment On A Contingent Coupon Payment Date and at Maturity

Unless we have previously redeemed the securities, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Market Measure on the related quarterly calculation day.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure with the lowest performance factor on that calculation day. The performance factor of a Market Measure on a calculation day is its closing value on that calculation day as a percentage of its starting value (i.e., its closing value on that calculation day divided by its starting value).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing Market Measure on the relevant calculation day, as follows:

On the stated maturity date, if we have not redeemed the securities prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day. The lowest performing Market Measure on the final calculation day is the Market Measure with the lowest performance factor on the final calculation day. The performance factor of a Market Measure on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the redemption amount based on the ending value of the lowest performing Market Measure, as follows:

PRS-10

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Market Measure on the final calculation day from its starting value to its ending value, assuming the securities have not been redeemed prior to the stated maturity date and an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Market Measure on the final calculation day, the actual price you pay for your securities and whether you hold your securities to stated maturity. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-11

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “fund underlying index.”

If We Do Not Redeem The Securities Prior to Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If we do not exercise our right to redeem the securities prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the face amount per security, depending on the ending value of the lowest performing Market Measure on the final calculation day.

If the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the value of the lowest performing Market Measure from its starting value (expressed as a percentage of its starting value). The downside threshold value for each Market Measure is 60% of its starting value. For example, if we do not redeem the securities prior to stated maturity and the lowest performing Market Measure on the final calculation day has declined by 40.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount per security. As a result, you will not receive any protection if the value of the lowest performing Market Measure on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount per security at stated maturity, even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Market Measure on the final calculation day is greater than its downside threshold value, the amount you receive at stated maturity will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Ten-Year Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold value. The coupon threshold value for each Market Measure is 75% of its starting value. If the closing value of the lowest performing Market Measure on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing value of the lowest performing Market Measure is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire ten-year term of the securities.

The Securities Are Subject To The Full Risks Of Both Market Measures And Will Be Negatively Affected If Either Market Measure Performs Poorly, Even If The Other Market Measure Performs Favorably.

You are subject to the full risks of both Market Measures. If either Market Measure performs poorly, you will be negatively affected, even if the other Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor performance of the other Market Measure. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of both Market Measures. You should not invest in the securities unless you understand and are willing to accept the full downside risks of both Market Measures.

PRS-12

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measure.

Your return on the face amount of the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. Although it is necessary for both Market Measures to close above their respective coupon threshold values on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and above their respective downside threshold values on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measure would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Market Measures.

It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that either one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measure is not relevant to your return on the securities. It is impossible to predict what the relationship between the Market Measures will be over the term of the securities. Each Market Measure represent a different equity market. The EURO STOXX 50 Index represents the Eurozone equity market and the iShares MSCI Emerging Markets ETF represents foreign emerging equity markets. These different equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Either Market Measure.

Even though you will be fully exposed to a decline in the value of the lowest performing Market Measure on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of either Market Measure over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of either or both of the Market Measures.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Market Measures and the correlation between the Market Measures are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of a Market Measure, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Market Measures or lower expected correlation between the Market Measures as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Market Measure will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Market Measure will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

PRS-13

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any contingent coupon payment date beginning approximately one year after issuance. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Market Measure is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and receive the face amount of the securities at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Market Measure is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Market Measure is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will receive the face amount of the securities at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

An Investment In The Securities May Be More Risky Than An Investment In Securities With A Shorter Term.

The securities have a term of ten years, subject to our redemption right. By purchasing securities with a longer term, you will be subject to all the risks of the securities for a longer period of time, which may increase the potential negative impact of those risks. For example, if the value of either Market Measure declines below its coupon threshold value and remains below its coupon threshold value for an extended period of time, you may be more adversely affected by that decline as a holder of the securities than you would be if you held otherwise comparable securities with a shorter term, because the period of time during which you may hold an investment that pays no interest may be longer. Similarly, if general market interest rates rise, so that the contingent coupon rate payable on the securities compares less favorably to interest rates payable on less risky conventional fixed rate debt securities, the negative impact of that increase on the securities is likely to be greater than it would be if the securities had a shorter term. If you tried to sell your securities at a time when the risks of the securities have increased, the value of your securities in any secondary market transaction would likely be more adversely affected by these risks than if the securities had a shorter term.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue either Market Measure or the securities included in either Market Measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be

PRS-14

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the value of each Market Measure at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

●

Performance of the Market Measures. The value of the securities prior to maturity will depend substantially on the then-current value of each Market Measure. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the lowest performing Market Measure at such time is less than, equal to or not sufficiently above its starting value, its coupon threshold value or its downside threshold value.

●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

●

Volatility Of The Market Measures. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measures changes.

●

Correlation Between The Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Market Measures decreases.

●

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current values of the Market Measures. This difference will most likely reflect a discount due to expectations and uncertainty concerning the values of the Market Measures during the period of time still remaining to the stated maturity date.

●

Dividend Yields On The Market Measures. The value of the securities may be affected by the dividend yields on the Fund or the securities included in the Market Measures (the amount of such dividends may influence the closing value of the Market Measures).

●

Currency Exchange Rates. Since the Fund includes securities quoted in one or more foreign currencies and the closing value of the Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

PRS-15

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

●

Volatility Of Currency Exchange Rates. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

●

Correlation Between Currency Exchange Rates And The Index. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the contingent coupon payments that would have accrued, if any, after the early redemption. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of either or both of the Market Measures. Because numerous factors are expected to affect the value of the securities, changes in the values of the Market Measures may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Values Of The Market Measures Should Not Be Taken As An Indication Of The Future Performance Of The Market Measures During The Term Of The Securities.

The trading prices of the securities included in the Index and the trading prices of the shares of the Fund will determine the values of the Market Measures and, therefore, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing values of the Market Measures will fall or rise compared to their respective starting values. Trading prices of the securities included in the Index and of shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities, the Fund and the securities comprising the Fund are traded and the values of those securities, the Fund and the securities comprising the Fund. Accordingly, any historical values of the Market Measures do not provide an indication of the future performance of the Market Measures.

Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor or publisher of the Index (the “index sponsor”) concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the value of the Index and, therefore, may affect the value of the securities, the amount payable at maturity and whether contingent coupon payments will be made. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

Changes That Affect The Fund Or The Fund Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the fund underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the amount payable at stated maturity and whether contingent coupon payments will be made. Similarly, the policies of the sponsor of the fund underlying index concerning the calculation of the fund underlying index and the addition, deletion or substitution of securities comprising the fund underlying index and the manner in which the fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of the fund underlying index and the closing price of the shares of the

PRS-16

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

Fund and, therefore, may affect the value of the securities, the amount payable at stated maturity and whether contingent coupon payments will be made. The fund underlying index sponsor could also discontinue or suspend calculation or dissemination of the fund underlying index or materially alter the methodology by which it calculates the fund underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index Or The Fund Underlying Index.

Actions by any company whose securities are included in the Index or in the fund underlying index may have an adverse effect on the price of its security, the closing value of the related Market Measure on any calculation day, the ending value of such Market Measure and the value of the securities. We are not affiliated with any of the companies included in the Market Measures. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Index Sponsor, Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor, the fund sponsor or the fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Market Measure. We have derived the information about the sponsors and the Market Measures contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Market Measure and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Fund Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the fund underlying index because the Fund may not invest in all of the securities included in the fund underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the fund underlying index. The Fund may also hold securities or derivative financial instruments not included in the fund underlying index. It is also possible that the Fund may not fully replicate the performance of the fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the fund underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the fund underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the fund underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect The Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price (and thus, the closing value) of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

The Market Measures each include the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about

PRS-17

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the Fund includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The stocks included in the Index and held by the Fund may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing values of the Market Measures which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in the Fund is quoted in a currency other than U.S. dollars and, is converted into U.S. dollars, the closing value of the Fund on each calculation day will depend in part on the relevant exchange rates.

A Contingent Coupon Payment Date, An Optional Redemption Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Market Measure will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to either Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or optional redemption date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●

We will exercise our rights under the securities without taking your interests into account. We may, at our option, redeem the securities on any contingent coupon payment date beginning approximately one year after issuance. Any redemption of the securities will be at our option and will not automatically occur based on the performance of either Market Measure. As described under “Risk Factors—Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments” above, we are more likely to redeem the securities at a time when it would otherwise be advantageous for you to continue to hold the securities, and we are less likely to redeem the securities at a time when it would otherwise be advantageous to you for us to exercise our redemption right.

PRS-18

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

●

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the closing value of each Market Measure on each calculation day, the ending value of each Market Measure and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to either Market Measure on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Market Measure; determining the closing value of a Market Measure if a calculation day is postponed with respect to that Market Measure to the last day to which it may be postponed and a market disruption event occurs with respect to that Market Measure on that day; adjusting the adjustment factor with respect to the Fund and other terms of the securities in certain circumstances; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing value of the Index on any calculation day and the ending value of the Index; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the closing value of the Fund; and determining whether to adjust the closing value of a Market Measure on a calculation day in the event of certain changes in or modifications to that Market Measure. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

●

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Market Measures. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Market Measures or the companies whose securities are included in the Market Measures. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Market Measures or the companies whose securities are included in a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Market Measures from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Market Measures or the companies whose securities are included in the Market Measures published on or prior to the pricing date could result in an increase in the values of the Market Measures on the pricing date, which would adversely affect investors in the securities by increasing the value at which each Market Measure must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

●

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Market Measures may adversely affect the value of the Market Measures. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Market Measures, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Market Measures. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

●

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Market Measures or listed or over-the-counter derivative or synthetic instruments related to the Market Measures or such securities. Depending on, among other things,

PRS-19

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Risk Factors (Continued)

future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund, any of the securities included in the Market Measures, or derivative or synthetic instruments related to the Market Measures or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Market Measures. These hedging activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.

●

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. Our affiliates or any participating dealer or its affiliates may engage in trading in shares of the Fund or the securities included in the Market Measures and other instruments relating to the Market Measures or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.

●

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to any concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-20

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment, if any, on the applicable optional redemption date. In the event we redeem the securities prior to stated maturity, your total return on the face amount of the securities will equal any contingent coupon payments received prior to the applicable optional redemption date and the contingent coupon payment received on such optional redemption date, if any.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Market Measure on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical payment at stated maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return on the face amount of your securities based solely on the redemption amount received at maturity; any positive return on the face amount of your securities will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Market Measure on the final calculation day. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-21

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Contingent Coupon Payments

Set forth below are two examples that illustrate how to determine whether a contingent coupon payment will be paid on a quarterly contingent coupon payment date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting value, coupon threshold value and closing values for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for either Market Measure. The actual starting value and coupon threshold value for each Market Measure are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth under the sections titled “The EURO STOXX 50® Index” and “iShares® MSCI Emerging Markets ETF” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to the contingent coupon payment, if any.

Example 1. The closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its coupon threshold value. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on relevant calculation day:	90.00	$80.00
Hypothetical coupon threshold value:	75.00	$75.00
Performance factor (closing value on calculation day divided by starting value):	90.00%	80.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the iShares MSCI Emerging Markets ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its coupon threshold value, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal $23.50 per security, which is the product of $1,000 × 9.40% per annum × (90/360), rounded to the nearest cent.

PRS-22

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Contingent Coupon Payments (Continued)

Example 2. The closing value of the lowest performing Market Measure on the relevant calculation day is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical closing value on relevant calculation day:	74.00	$125.00
Hypothetical coupon threshold value:	75.00	$75.00
Performance factor (closing value on calculation day divided by starting value):	74.00%	125.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the EURO STOXX 50 Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Market Measure on the relevant calculation day is less than its coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether you receive a contingent coupon payment on a quarterly contingent coupon payment date will depend solely on the closing value of the lowest performing Market Measure on the relevant calculation day. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-23

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Payment at Stated Maturity

Set forth below are four examples of calculations of the redemption amount payable at stated maturity, assuming that we have not redeemed the securities prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for either Market Measure. The actual starting value, coupon threshold value and downside threshold value for each Market Measure are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth under the sections titled “The EURO STOXX 50® Index” and “iShares® MSCI Emerging Markets ETF” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Market Measure on the final calculation day is greater than its starting value, the redemption amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	145.00	$125.00
Hypothetical coupon threshold value:	75.00	$75.00
Hypothetical downside threshold value:	60.00	$60.00
Performance factor (ending value divided by starting value):	145.00%	125.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the iShares MSCI Emerging Markets ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the redemption amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is greater than its hypothetical downside threshold value, the redemption amount would equal the face amount. Although the hypothetical ending value of the lowest performing Market Measure on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the redemption amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending value of the lowest performing Market Measure on the final calculation day is less than its starting value but greater than its downside threshold value and its coupon threshold value, the redemption amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	80.00	$110.00
Hypothetical coupon threshold value:	75.00	$75.00
Hypothetical downside threshold value:	60.00	$60.00
Performance factor (ending value divided by starting value):	80.00%	110.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the EURO STOXX 50 Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

PRS-24

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Payment at Stated Maturity (Continued)

Step 2: Determine the redemption amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The ending value of the lowest performing Market Measure on the final calculation day is less than its starting value and its coupon threshold value but greater than its downside threshold value and the redemption amount is equal to the face amount of your securities at maturity, but you will not receive a final contingent coupon payment:

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	70.00	$90.00
Hypothetical coupon threshold value:	75.00	$75.00
Hypothetical downside threshold value:	60.00	$60.00
Performance factor (ending value divided by starting value):	70.00%	90.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the EURO STOXX 50 Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the redemption amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending value of the lowest performing Market Measure is less than its coupon threshold value, you will not receive a final contingent coupon payment.

PRS-25

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Hypothetical Payment at Stated Maturity (Continued)

Example 4. The ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, the redemption amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	120.00	$45.00
Hypothetical coupon threshold value:	75.00	$75.00
Hypothetical downside threshold value:	60.00	$60.00
Performance factor (ending value divided by starting value):	120.00%	45.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the iShares MSCI Emerging Markets ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the redemption amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical starting value by more than 40%, you would lose a portion of the face amount of your securities and receive the redemption amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Market Measure on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of either Market Measure, but will be fully exposed to a decrease in the lowest performing Market Measure if the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, even if the ending value of the other Market Measure has appreciated or has not declined below its respective downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Market Measure differ from the values assumed above, the results indicated above would be different.

PRS-26

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the Index means a day, as determined by the calculation agent, on which (i) the index sponsor is scheduled to publish the level of the Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session. The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

A “trading day” with respect to the Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto are scheduled to be open for trading for their respective regular trading sessions. The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the amount of the payment you receive upon redemption or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

●	determine whether a market disruption event has occurred;

●	determine the closing values of the Market Measures under certain circumstances;

●	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

●	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing value of the Index; and

●	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the closing value of the Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the Index means any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in the Index or any successor equity index, and the aggregate of all securities included in the Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of the Index or successor equity index:

●

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

●

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such

PRS-27

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities (Continued)

security on that day; or

●

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Index or any successor equity index:

●

a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

●

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

●

the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)

The index sponsor fails to publish the level of the Index or any successor equity index (other than as a result of the index sponsor having discontinued publication of the Index or successor equity Index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Index:

(1)

the relevant percentage contribution of a security included in the Index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the index sponsor publishes the level of the index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

PRS-28

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities (Continued)

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Market Measure after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Market Measure. If a calculation day has been postponed eight trading days for a Market Measure after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Market Measure on such eighth trading day, the calculation agent will determine the closing value of such Market Measure on such eighth trading day (i) in the case of the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Index is calculated and published by the index sponsor) on such date of each security included in the Index and (ii) in the case of the Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the time at which the official closing level of such Index is calculated and published by the index sponsor. Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for the other Market Measure if such other Market Measure is not affected by a market disruption event on such day.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation

PRS-29

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities (Continued)

agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to the Fund as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other

PRS-30

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities (Continued)

applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)            “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)            “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the

PRS-31

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Additional Terms of the Securities (Continued)

calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the fund underlying index sponsor discontinues publication of the fund underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the fund underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the redemption amount with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The redemption amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-32

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50 Index for the period from January 1, 2008 to February 2, 2018. The closing level of the EURO STOXX 50 Index on February 2, 2018 was 3523.28. The historical performance of the EURO STOXX 50 Index should not be taken as an indication of the future performance of the EURO STOXX 50 Index during the term of the securities.

PRS-33

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

The EURO STOXX 50® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the EURO STOXX 50 Index for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to February 2, 2018.

	High	Low	Last

2008
First Quarter	4339.23	3431.82	3628.06
Second Quarter	3882.28	3340.27	3352.81
Third Quarter	3445.66	3000.83	3038.20
Fourth Quarter	3113.82	2165.91	2447.62
2009
First Quarter	2578.43	1809.98	2071.13
Second Quarter	2537.35	2097.57	2401.69
Third Quarter	2899.12	2281.47	2872.63
Fourth Quarter	2992.08	2712.30	2964.96
2010
First Quarter	3017.85	2631.64	2931.16
Second Quarter	3012.65	2488.50	2573.32
Third Quarter	2827.27	2507.83	2747.90
Fourth Quarter	2890.64	2650.99	2792.82
2011
First Quarter	3068.00	2721.24	2910.91
Second Quarter	3011.25	2715.88	2848.53
Third Quarter	2875.67	1995.01	2179.66
Fourth Quarter	2476.92	2090.25	2316.55
2012
First Quarter	2608.42	2286.45	2477.28
Second Quarter	2501.18	2068.66	2264.72
Third Quarter	2594.56	2151.54	2454.26
Fourth Quarter	2659.95	2427.32	2635.93
2013
First Quarter	2749.27	2570.52	2624.02
Second Quarter	2835.87	2511.83	2602.59
Third Quarter	2936.20	2570.76	2893.15
Fourth Quarter	3111.37	2902.12	3109.00
2014
First Quarter	3172.43	2962.49	3161.60
Second Quarter	3314.80	3091.52	3228.24
Third Quarter	3289.75	3006.83	3225.93
Fourth Quarter	3277.38	2874.65	3146.43
2015
First Quarter	3731.35	3007.91	3697.38
Second Quarter	3828.78	3424.30	3424.30
Third Quarter	3686.58	3019.34	3100.67
Fourth Quarter	3506.45	3069.05	3267.52
2016
First Quarter	3178.01	2680.35	3004.93
Second Quarter	3151.69	2697.44	2864.74
Third Quarter	3091.66	2761.37	3002.24
Fourth Quarter	3290.52	2954.53	3290.52
2017
First Quarter	3500.93	3230.68	3500.93
Second Quarter	3658.79	3409.78	3441.88
Third Quarter	3594.85	3388.22	3594.85
Fourth Quarter	3697.40	3503.96	3503.96
2018
January 1, 2018 to February 2, 2018	3672.29	3490.19	3523.28

PRS-34

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

The iShares® MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

Historical Information

We obtained the closing values of the iShares MSCI Emerging Markets ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing values of the iShares MSCI Emerging Markets ETF for the period from January 1, 2008 to February 2, 2018. The closing value of the iShares MSCI Emerging Markets ETF on February 2, 2018 was $49.05. The historical performance of the iShares MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares MSCI Emerging Markets ETF during the term of the securities.

PRS-35

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

The iShares® MSCI Emerging Markets ETF (Continued)

The following table sets forth the high and low closing values, as well as end-of-period closing values, of the iShares MSCI Emerging Markets ETF for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to February 2, 2018.

	High	Low	Last

2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
January 1, 2018 to February 2, 2018	$52.08	$48.01	$49.05

PRS-36

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;

●	PTCE 95-60, for specified transactions involving insurance company general accounts;

●	PTCE 91-38, for specified transactions involving bank collective investment funds;

●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

●

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

PRS-37

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

Benefit Plan Investor Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-38

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

●	a financial institution;

●	a “regulated investment company”;

●	a “real estate investment trust”;

●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

●	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

●	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

●	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

PRS-39

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

United States Federal Tax Considerations (Continued)

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you generally would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	an individual who is classified as a nonresident alien;

PRS-40

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

United States Federal Tax Considerations (Continued)

●	a foreign corporation; or

●	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

PRS-41

Market Linked Securities—Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index and

the iShares® MSCI Emerging Markets ETF due February 7, 2028

United States Federal Tax Considerations (Continued)

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-42